EXHIBIT 8.1
200 East Randolph Drive
Chicago, Illinois 60601

William R. Welke
To Call Writer Directly:	312 861-2000
312 861-2143		Facsimile:
wwelke@kirkland.com	www.kirkland.com	312 861-2200
August 24, 2006
Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, Georgia 30004
     Re:      Registration Statement on Form S-3 (Registration No. 333-135564)
Ladies and Gentlemen:
          You have requested our opinion in our capacity as special tax counsel to Exide Technologies, a Delaware corporation, with respect to its distribution of rights to subscribe for shares of Exide Technologies common shares as described in, and subject to the terms and conditions set forth in, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof and the Prospectus contained therein.
     In formulating our opinion, we have reviewed and relied on the Prospectus, the Registration Statement and such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion expressed herein. We have assumed that the distribution of rights will be conducted on the terms and conditions described in the Prospectus and the Registration Statement and that the Prospectus and the Registration Statement accurately reflect the material facts of the transaction. We have also assumed, without independent verification, (i) that all facts, representations and warranties and descriptions set forth in the documents we reviewed are true and correct (without, if applicable, giving effect to any qualification that such facts, representations and warranties and descriptions are made as a belief or made “to the knowledge of” or similarly qualified), (ii) that all obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms, (iii) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies and the authenticity of the originals from which any copies were made. Our opinion is conditioned on the accuracy and completeness of such statements, representations and warranties and descriptions. Any material change or inaccuracy in the facts referred to, set forth or assumed in any documents may affect our opinion set forth herein.

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Exide Technologies
August 24, 2006

     Our opinion is based on the applicable provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service contained in published revenue rulings, revenue procedures and announcements, existing judicial decisions and other applicable authorities, all as they are in effect and exist as of the date hereof. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could adversely affect our conclusions. This opinion is not binding on the Internal Revenue Service, and no assurance can be given that this opinion will not be successfully challenged by the Internal Revenue Service or rejected by a court. We are not undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.
     In giving this opinion, we do not address (i) the current or accumulated earnings and profits of Exide Technologies for any taxable year or (ii) the fair market value of the rights. Based upon and subject to the foregoing and subject to the limitations expressed therein, we confirm that the statements set forth in the Prospectus under the caption “U.S. Federal Income Tax Considerations” are our opinions. We express no opinion on statements set forth in the Prospectus under the caption “U.S. Federal Income Tax Considerations” to the extent they concern either matter referenced in the first sentence of this paragraph, nor do we express any opinion on any issue relating to Exide Technologies other than as expressly stated above.
     We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.
Sincerely,
/ s / Kirkland & Ellis LLP
Kirkland & Ellis LLP